News	UNIT CORPORATION
8200 South Unit Drive, Tulsa, Oklahoma, 74132
Telephone 918 493-7700, Fax 918 493-7711

Contact:	Linda Baugher
(918) 493-7700
www.unitcorp.com

For Immediate Release…
March 26, 2021

UNIT CORPORATION ANNOUNCES COMMENCEMENT OF TRADING ON OTC MARKET

Tulsa, Oklahoma . . . Unit Corporation (OTC Pink: UNTC) (Company) today announced that a broker dealer was approved by the Financial Industry Regulatory Authority (FINRA) to initiate a priced quotation of the Company's common stock on the OTC Pink under the ticker symbol "UNTC." Investors can find quotes for the Company's common stock on www.otcmarkets.com.

Phil Smith, Chief Executive Officer of the Company, stated, "We are pleased that our stock is now trading on the OTC Pink with the support of a market maker, as we believe it has the potential to increase the liquidity of our common stock on the OTC Pink providing our current and future shareholders a platform on which they can conveniently trade our common stock."

About Unit Corporation

Unit Corporation is a Tulsa-based, publicly held energy company engaged through its subsidiaries in oil and gas exploration, production, contract drilling and natural gas gathering and processing. For more information about Unit Corporation, visit its website at http://www.unitcorp.com.

Forward-Looking Statements

This press release has forward-looking statements within the meaning of the Private Securities Litigation Reform Act. All statements, other than statements of historical facts, included in this release that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur are forward-looking statements. Several risks and uncertainties could cause actual results to differ materially from these statements, including not having enough broker dealers making a market in the Company’s stock, limited liquidity in the Company’s stock and factors described occasionally in the 'Company's publicly available SEC reports. The Company assumes no obligation to update publicly such forward-looking statements, whether because of new information, future events, or otherwise.

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